Exhibit 99.1



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549



FORM 11-K
ANNUAL REPORT PURSUANT TO
SECTION 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934


 X    ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (FEE REQUIRED)

      For the year ended December 31, 1995

      OR

      TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
      THE SECURITIES EXCHANGE ACT OF 1934
      (NO FEE REQUIRED)


For the transition period from       to

Commission file number 1-640



SAVINGS PLAN FOR EMPLOYEES

OF NL INDUSTRIES, INC.

(Full title of the plan)

NL INDUSTRIES, INC.
16825 Northchase Drive, Suite 1200
Houston, Texas  77060


(Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

SAVINGS PLAN FOR EMPLOYEES
OF NL INDUSTRIES, INC.

INDEX



                                                        Page

Signature Page                                            2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants              F-1 to F-13

Exhibit 1 - Consent of Independent Accountants

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                         SAVINGS PLAN
                         FOR EMPLOYEES OF
                         NL INDUSTRIES, INC.

                    By:  NL INDUSTRIES, INC.
                         PENSION AND EMPLOYEE
                         BENEFITS COMMITTEE,
                         Administrator Of Savings Plan
                         For Employees Of
                         NL Industries, Inc.


                    By:  /s/ Edward J. Zadzora
                         Edward J. Zadzora
                         Chairman


June 14, 1996

                          SAVINGS PLAN FOR EMPLOYEES OF
                               NL INDUSTRIES INC.


                                      INDEX



                                                                Page

Report of Independent Accountants                               F-2

Financial Statements:

 Statements of Net Assets Available for Plan Benefits, with
  Fund Information - December 31, 1994 and 1995              F-3 to F-4

 Statements of Changes in Net Assets Available for Plan
  Benefits, with Fund Information - Years ended
  December 31, 1994 and 1995                                 F-5 to F-6

 Notes to Financial Statements                              F-7 to F-11

Supplemental Schedules:

 Item 27a - Schedule of Assets Held for Investment Purposes
  - December 31, 1995                                           F-12

 Item 27d - Schedule of Reportable Transactions

  - Year ended December 31, 1995                                F-13

All other schedules are omitted because they are not applicable or not required.



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Pension and Employee Benefits Committee of
NL Industries, Inc.:


     We have audited the accompanying statements of net assets available for plan benefits of the Savings Plan for Employees of NL Industries, Inc. as of December 31, 1994 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of NL's Pension and Employee Benefits Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by NL's Pension and Employee Benefits Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Savings Plan for Employees of NL Industries, Inc. as of December 31, 1994 and 1995, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed on the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




                                   COOPERS & LYBRAND L.L.P.
Houston, Texas
May 31, 1996
SAVINGS PLAN FOR EMPLOYEES OF

NL INDUSTRIES, INC.

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

December 31, 1994

                                                                      Fund Information

                                             Global       Federal       Capital        Basic      Retirement
                                            Holdings    Securities       Fund          Value      Preservation
                                              Inc.         Trust         Inc.          Fund           Trust

Investments at fair value:
  Common stock                             $   -         $   -       $     -       $     -        $      -
  Other securities                          537,955       310,911     3,060,835     1,422,248      25,490,157
Employer contributions receivable            39,999        26,727       116,451        83,543         318,328
Interest receivable                            -             -             -             -               -
Cash                                           -             -             -             -               -

  Net assets available for plan benefits   $577,954      $337,638    $3,177,286    $1,505,791     $25,808,485

                                                     Fund Information

                                              Common Stock Funds
                                                          Dresser/      Cash
                                               NL          Tremont      Fund       Total

Investments at fair value:
  Common stock                            $2,484,223      $325,909    $ -       $ 2,810,132
  Other securities                              -             -         -        30,822,106
Employer contributions receivable             83,430          -         -           668,478
Interest receivable                             -             -        2,200          2,200
Cash                                            -             -          124            124

  Net assets available for plan benefits  $2,567,653      $325,909    $2,324    $34,303,040

SAVINGS PLAN FOR EMPLOYEES OF

NL INDUSTRIES, INC.

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION (CONTINUED)

December 31, 1995


                                                                       Fund Information

                                              Global       Federal       Capital        Basic      Retirement
                                             Holdings    Securities       Fund          Value      Preservation
                                               Inc.         Trust         Inc.          Fund           Trust

Investments at fair value:
  Common stock                              $   -         $   -       $     -       $     -        $      -
  Other securities                           726,896       635,644     4,182,517     2,290,572      24,364,863

Employer contributions receivable             59,397        22,516       143,211       148,455         289,062
Cash                                            -             -             -             -               -

  Net assets available for plan benefits    $786,293      $658,160    $4,325,728    $2,439,027     $24,653,925

                                                     Fund Information

                                              Common Stock Funds
                                                          Dresser/     Cash
                                                NL         Tremont     Fund       Total

Investments at fair value:
  Common stock                             $2,966,120    $392,019    $ -       $ 3,358,139
  Other securities                               -           -         -        32,200,492
Employer contributions receivable              96,019        -         -           758,660
Cash                                             -           -        4,029          4,029

  Net assets available for plan benefits   $3,062,139    $392,019    $4,029    $36,321,320

SAVINGS PLAN FOR EMPLOYEES OF

NL INDUSTRIES, INC.

STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND
INFORMATION

Year ended December 31, 1994

                                                                     Fund Information

                                               Global      Federal       Capital         Basic      Retirement
                                              Holdings    Securities       Fund          Value     Preservation
                                                Inc.         Trust         Inc.          Fund          Trust

Investment income:
  Dividend income:
    Dresser Industries                        $   -       $   -         $     -       $     -       $      -
    Other                                       21,889      19,274         274,353        87,170           -
  Interest income                                 -           -               -             -         1,507,887

  Total investment income                       21,889      19,274         274,353        87,170      1,507,887

Net appreciation (depreciation) in the
 fair value of investments                     (58,593)    (28,859)       (258,634)      (86,694)          -

Contributions:
  Participants                                  73,753      39,762         221,383       163,231        527,648
  Employer                                      39,999      26,727         116,451        83,543        318,328

  Total contributions                          113,752      66,489         337,834       246,774        845,976

  Total income and contributions                77,048      56,904         353,553       247,250      2,353,863


Net interfund transfers                        119,672       3,732           7,158        46,939       (226,003)

Distributions:
  Benefit payments                              14,485       2,728         181,063        (9,199)     2,098,000
  Less forfeitures                                -           (498)         (1,293)         (511)        (1,823)

  Total distributions                           14,485       2,230         179,770        (9,710)     2,096,177

Net change in net assets available for
 plan benefits                                 182,235      58,406         180,941       303,899         31,683

Net assets available for plan benefits:
  Beginning of year                            395,719     279,232       2,996,345     1,201,892     25,776,802

  End of year                                 $577,954    $337,638      $3,177,286    $1,505,791    $25,808,485

                                                       Fund Information

                                                Common Stock Funds
                                                            Dresser/     Cash
                                                   NL        Tremont     Fund        Total

Investment income:
  Dividend income:
    Dresser Industries                       $     -       $ 10,629     $ -       $    10,629
    Other                                          -           -          -           402,686
  Interest income                                  -           -         1,272      1,509,159

  Total investment income                          -         10,629      1,272      1,922,474

Net appreciation (depreciation) in the
 fair value of investments                    1,691,218     (17,734)      -         1,240,704

Contributions:
  Participants                                  118,965       9,318        125      1,154,185
  Employer                                       83,430        -          -           668,478

  Total contributions                           202,395       9,318        125      1,822,663

  Total income and contributions              1,893,613       2,213      1,397      4,985,841

Net interfund transfers                          82,594     (34,092)      -              -

Distributions:
  Benefit payments                              249,900      22,078       -         2,559,055
  Less forfeitures                                 (141)       -          -            (4,266)

  Total distributions                           249,759      22,078       -         2,554,789

Net change in net assets available for
 plan benefits                                1,726,448     (53,957)     1,397      2,431,052

Net assets available for plan benefits:
  Beginning of year                             841,205     379,866        927     31,871,988

  End of year                                $2,567,653    $325,909     $2,324    $34,303,040

SAVINGS PLAN FOR EMPLOYEES OF

NL INDUSTRIES, INC.

STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION (CONTINUED)

Year ended December 31, 1995

                                                                     Fund Information

                                               Global       Federal      Capital        Basic       Retirement
                                              Holdings    Securities       Fund         Value      Preservation
                                                Inc.         Trust         Inc.         Fund           Trust

Investment income:
  Dividend income:
    Dresser Corporation                       $   -        $   -       $     -       $     -        $      -
    Other                                       38,299       30,096       428,859       101,067            -
  Interest income                                 -            -             -             -          1,518,710

  Total investment income                       38,299       30,096       428,859       101,067       1,518,710

Net appreciation (depreciation) in the
 fair value of investments                      58,011       30,007       591,021       420,509            -

Contributions:
  Participants                                  91,965       51,497       238,841       192,109         544,341
  Employer                                      59,397       22,516       143,211       148,455         289,062

  Total contributions                          151,362       74,013       382,052       340,564         833,403

  Total income and contributions               247,672      134,116     1,401,932       862,140       2,352,113

Net interfund transfers                         27,659      198,320        27,097       139,605        (893,413)

Distributions:
  Benefit payments                              67,623       12,096       281,081        69,324       2,615,395
  Less forfeitures                                (631)        (182)         (494)         (815)         (2,135)

  Total distributions                           66,992       11,914       280,587        68,509       2,613,260

Net change in net assets available for
 plan benefits                                 208,339      320,522     1,148,442       933,236      (1,154,560)

Net assets available for plan benefits:
  Beginning of year                            577,954      337,638     3,177,286     1,505,791      25,808,485

  End of year                                 $786,293     $658,160    $4,325,728    $2,439,027     $24,653,925

                                                      Fund Information

                                               Common Stock Funds
                                                           Dresser/      Cash
                                                 NL         Tremont      Fund        Total

Investment income:
  Dividend income:
    Dresser Corporation                     $     -       $  9,868      $ -      $     9,868
    Other                                         -           -           -          598,321
  Interest income                                 -           -          1,705     1,520,415

  Total investment income                         -          9,868       1,705     2,128,604

Net appreciation (depreciation) in the
 fair value of investments                    (167,245)     90,951        -        1,023,254

Contributions:
  Participants                                 160,265        -           -        1,279,018
  Employer                                      96,019        -           -          758,660

  Total contributions                          256,284        -                    2,037,678

  Total income and contributions                89,039     100,819       1,705     5,189,536

Net interfund transfers                        512,367     (11,635)       -             -

Distributions:
  Benefit payments                             107,149      23,074        -        3,175,742
  Less forfeitures                                (229)       -           -           (4,486)

  Total distributions                          106,920      23,074        -        3,171,256

Net change in net assets available for
 plan benefits                                 494,486      66,110       1,705     2,018,280

Net assets available for plan benefits:
  Beginning of year                          2,567,653     325,909       2,324    34,303,040

  End of year                               $3,062,139    $392,019      $4,029   $36,321,320

SAVINGS PLAN FOR EMPLOYEES OF

NL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The financial statements of the Savings Plan for Employees of NL Industries, Inc. (the "Plan") have been prepared in accordance with generally accepted accounting principles. The following is a summary of the significant accounting policies followed by the Plan.

Investments

     Investments are recorded at fair value based upon the quoted market price reported on the last trading day of the period for those securities listed on a national securities exchange. Listed securities for which no sale was reported on that date are valued at the mean between the last reported bid and ask prices. Short-term investments are stated at fair value.

     Purchases and sales of investments are reflected on a trade-date basis. Gains or losses on sales of securities are based on average cost. The Plan presents in the statements of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Contributions

     Contributions from employees are recorded in the period the employer makes payroll deductions from Plan participants. Employer contributions are accrued at the end of each year and are received in the subsequent year.

Investment income

     Income from investments is recorded as earned on an accrual basis. Dividend income is recorded at the ex-dividend date.

Termination of Plan

     Although it has not expressed any intent to do so, NL Industries, Inc. has the right under the Plan to discontinue contributions and to terminate the Plan at any time subject to penalties set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of such a discontinuance or termination of the Plan, the net assets of the Plan would be allocated to the Plan participants as prescribed by the Plan document, ERISA, and the Internal Revenue Code.

NOTE 2 - PLAN DESCRIPTION:

     The Plan's principal objective is to provide eligible employees of NL Industries, Inc. and its Subsidiaries (the "Company") with a convenient way to save on a regular and long-term basis. The majority of the Company's U.S. employees are eligible to voluntarily participate in the Plan after six months of employment. At December 31, 1995 there were 234 active participants and 759 total participants. Participants currently employed by the Company ("Active Participants") may make basic contributions of between 1% and 8% of their eligible compensation. Basic contributions may consist of a combination of pre-tax and after-tax earnings. Generally, pre-tax contributions are excluded from the employee's taxable income until they are distributed. Eligible employees that have elected to make the maximum basic contribution of 8% may also make a supplemental pre-tax or after-tax contribution of between 1% and 4% of their eligible compensation.

     In accordance with the Tax Reform Act of 1986, participants are limited in the amount of salary reduction contributions which they may make to the Plan under Section 402(g) of the Internal Revenue Code ($9,500 annual maximum for 1995). Highly compensated participants may be required to adjust the amount of their contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Sections 401(k) and 401(m) of the Internal Revenue Code.

     The Company contributes a discretionary amount of matching contributions, determined annually, based upon the attainment of certain operating income target levels approved by the Management, Development and Compensation Committee of the Board of Directors of the Company. The employer match applies only to the employee's basic contributions.

     Employer contributions are fully vested upon death, retirement, or disability, as provided in the Plan. A participant with less than three years of service is 0% vested in employer contributions, 50% vested following three years of service, 75% vested following four years of service and fully vested in all employer contributions following five years of service. Forfeitures of employer contributions may occur if a participant terminates employment prior to the full vesting period or if a participant or beneficiary, to whom a distribution is payable, cannot be located within five years of the date on which such distribution became payable. Amounts forfeited are used in the following order: (i) to restore the accounts of reemployed participants, (ii) to restore the accounts of participants or beneficiaries who apply for forfeited benefits, and (iii) to reduce employer contributions.

     Merrill Lynch Trust Company ("Merrill Lynch") serves as trustee for the
Plan.

     Employees may elect to have their own contributions invested in one or more funds, whose investment objectives are as follows:

                                                                                          Number of
                                                                                       participants at
                                                                                        December 31,
                                                                                  1994            1995

MERRILL LYNCH RETIREMENT PRESERVATION TRUST - managed with the objective of            410             381
providing preservation of capital, liquidity and current income through investments primarily in Guaranteed Investment Contracts.

MERRILL LYNCH BASIC VALUE FUND, INC. - CLASS A SHARES - managed with the               121             141
objective of seeking capital appreciation and, secondarily, income.

MERRILL LYNCH FEDERAL SECURITIES TRUST - managed with the objective of                  76              85
seeking a high current return through investments in U.S. government and government agency securities.

MERRILL LYNCH CAPITAL FUND INC. - CLASS A SHARES - managed with the objective          190             189
of seeking the highest total investment return consistent with prudent risk, investing in equity, debt and convertible securities.

MERRILL LYNCH GLOBAL HOLDINGS, INC. - CLASS A SHARES - managed with the                 78              77
objective of seeking the highest total investment return consistent with prudent risk through world-wide investment in an internationally diversified portfolio of securities.

NL STOCK FUND - invested in NL common stock.                                           540             530

     In addition to the six funds listed above, the Dresser/Tremont Stock Fund holds investments in Dresser Industries and Tremont Corporation common stock. Contributions or transfers into the Dresser/Tremont Stock Fund are no longer allowed.

     Prior to the investment in securities of a type consistent with the objectives of any fund, cash may be temporarily invested in securities with maturities of less than one year issued or guaranteed by the U.S. government or any agency or instrumentality thereof or deposited in a bank savings account.

     Inter-fund transfers may be made daily, except that only one transfer per participant per quarter may affect amounts in the NL Stock Fund. Only one transfer is permitted out of the Dresser/Tremont Stock Fund which must be a transfer of the total value of the participant's account in that fund.

     Distributions to employees may occur during active service or upon termination and under prescribed circumstances, may be in the form of lump sums, installments, annuities or combinations thereof or employer securities.

     The Company bears the responsibility of all administrative expenses of the Plan.

NOTE 3 - INVESTMENTS:

     The historical cost and fair value of each of the investments at December 31, 1994 and 1995 were as follows:

                                                          1994                               1995
                                               Historical                         HISTORICAL
Fund description                                  cost          Fair value           COST        FAIR VALUE

Merrill Lynch Retirement Preservation
 Trust                                         $25,490,157      $25,490,157       $24,364,863   $24,364,863

Merrill Lynch Basic Value Fund, Inc. -
 Class A Shares                                  1,407,564        1,422,248         1,886,249     2,290,572

Merrill Lynch Federal Securities Trust             332,478          310,911           626,884       635,644

Merrill Lynch Capital Fund Inc. -
 Class A Shares                                  3,101,508        3,060,835         3,671,102     4,182,517

Merrill Lynch Global Holdings, Inc. -
 Class A Shares                                    553,223          537,955           685,081       726,896

NL Stock Fund                                    2,279,204        2,484,223         2,986,130     2,966,120

Dresser/Tremont Stock Fund:
  Dresser Common Stock                             147,855          285,337           145,727       339,796
  Tremont Common Stock                              28,645           40,572            25,816        52,223

                                               $33,340,634      $33,632,238       $34,391,852   $35,558,631

         At May 31, 1996, the market value of the shares of NL, Dresser and Tremont stock held at December 31, 1995 was $2,813,224, $407,755 and $116,619,
respectively.

Concentration of credit risk

     During 1994 and 1995, the Plan's assets were invested principally with investment funds managed by Merrill Lynch.

NOTE 4 - RELATED PARTY TRANSACTIONS:

     The NL Stock Fund and the Dresser/Tremont Stock Fund invest in the common stock of NL, Dresser and Tremont. The activity of these securities for the years ended December 31, 1994 and 1995 was as follows:

                                                                        Sales and              Realized
                                                                      distributions,             gain
                                                   Purchases             at cost                (loss)

Year ended December 31, 1994:
  NL common stock                                          $532,860            $976,684               $19,065

  Dresser common stock                                       10,629              25,901                24,764
  Tremont common stock                                         -                  5,612                   (99)

Year ended December 31, 1995:
  NL common stock                                          $958,290            $251,364               $57,786
  Dresser common stock                                        9,868              11,999                18,365
  Tremont common stock                                         -                  2,829                 1,519

NOTE 5 - TAX STATUS:

     The Plan, as amended in 1994, is designed to constitute a qualified trust under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); as such the Plan is exempt from federal income tax, and amounts contributed by the Company will not be taxed to the participant until the participant receives a distribution from the Plan.

     The Plan has received a favorable determination as of June 1992, indicating it is a "Qualified Plan" under the requirements of Sections 401(a) and 401(k) of the Code and is qualified for favorable tax treatment. The Company has filed an application with the Internal Revenue Service for a determination of the qualified status of the Plan under Section 401(a) of the Code for all amendments made to the Plan since the last determination letter.

NOTE 6 - SUBSEQUENT EVENT:

     On March 31, 1996, the defined benefit plan for salaried employees of NL Industries, Inc. was amended and the pension benefits frozen for the majority of the Company's U.S. employees. Effective April 1, 1996, every employee who is eligible to participate in the Plan will receive an annual contribution of 3% of their eligible compensation in their investment account, subject to IRS limitations, which are currently $150,000. The Company will make this contribution for each eligible employee regardless of whether the employee elects to otherwise participate in the Plan. This contribution is in addition to the Company's discretionary matching contribution previously described. In addition, the Plan changed its name to the "NL Industries, Inc. Retirement Savings Plan."

     Also, on March 31, 1996, investments in the Merrill Lynch Global Holdings fund were frozen and only transfers out of this fund are permitted. Effective April 1, 1996, seven additional mutual fund investments are available to participants.


SAVINGS PLAN FOR EMPLOYEES OF NL INDUSTRIES, INC.

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 1995


                                                                           Cost             Fair value

   MERRILL LYNCH RETIREMENT PRESERVATION TRUST                               $24,364,863        $24,364,863

   MERRILL LYNCH BASIC VALUE FUND, INC. -
    CLASS A SHARES                                                             1,886,249          2,290,572

   MERRILL LYNCH FEDERAL SECURITIES TRUST                                        626,884            635,644

   MERRILL LYNCH CAPITAL FUND INC. -
    CLASS A SHARES                                                             3,671,102          4,182,517

   MERRILL LYNCH GLOBAL HOLDINGS, INC. -
    CLASS A SHARES                                                               685,081            726,896


*  NL STOCK FUND - COMMON STOCK                                                2,986,130          2,966,120

   DRESSER/TREMONT STOCK FUND - COMMON STOCK:
     Dresser Industries                                                          145,727            339,796
*    Tremont Corporation                                                          25,816             52,223

                                                                             $34,391,852        $35,558,631



Note:Cost is determined based on historical cost. Gains and losses on sales of investments are calculated based on average cost.

*  Investment in a "Party-in-interest" entity, as defined by ERISA.

SAVINGS PLAN FOR EMPLOYEES
OF NL INDUSTRIES, INC.

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

Year ended December 31, 1995


                                            Number of           Purchase            Selling
Description of Asset                      Transactions           price               price

Merrill Lynch Retirement
 Preservation Trust:
  Purchases                                          112             $2,779,372        $     -
  Sales                                               89                   -            3,904,665


                                                            Fair value
                                                            of asset on
                                           Cost of          transaction           Net gain
Description of Asset                        asset              date                (loss)

Merrill Lynch Retirement
 Preservation Trust:
  Purchases                                    $2,779,372          $2,779,372              $ -
  Sales                                         3,904,665           3,904,665                -

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the:

  (i) Registration Statement No. 2-98713 on Form S-8 and related Prospectus with respect to the 1985 Long Term Performance Incentive Plan of NL Industries, Inc.;

  (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the Savings Plan for Employees of NL Industries, Inc.;

  (iii) Registration Statement No. 33-29287 on Form S-8 and related Prospectus, as amended, with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

  (iv) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the 1992 Non-Employee Director Stock Option Plan of NL Industries, Inc.

of our report which is dated May 31, 1996, on our audits of the statements of net assets available for plan benefits of the Savings Plan for Employees of NL Industries, Inc. as of December 31, 1994 and 1995 and the related statements of changes in net assets available for plan benefits for the years then ended, which report is included in this Annual Report on Form 11-K.



                              Coopers & Lybrand L.L.P.





Houston, Texas
June 14, 1996